UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

Lakes Entertainment, Inc.

____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota ____________________ (State or other jurisdiction of incorporation)	0-24993 ____________________ (Commission File Number)	41-1913991 ______________ (IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota ___________________________________________ (Address of principal executive offices) Registrant’s telephone number, including area code:	55305 ________ (Zip Code) (952) 449-9092

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03     Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2014, Lakes Entertainment, Inc. (the “Company”) filed Articles of Amendment with the Minnesota Secretary of State (the “Amendment”) to effect a 1-for-2 reverse split of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), to be effective at the opening of trading on September 10, 2014 (the “Reverse Split”). The par value of the Common Stock will remain at $0.01 per share, but the Amendment will decrease the number of authorized shares of Common Stock from 200 million to 100 million. As a result of the Reverse Split, the number of shares of Common Stock outstanding will decrease from approximately 26.8 million to 13.4 million. Proportional adjustments will be made to the Company’s outstanding stock options and warrants. Any fractional shares resulting from the Reverse Split will be rounded up to the next whole share. The Amendment was approved and adopted by the Company’s Board of Directors in accordance with the applicable provisions of the Minnesota Business Corporation Act.

As a result of the Reverse Split, each two (2) outstanding shares of pre-split Common Stock were automatically combined into one (1) share of post-split Common Stock. Shareholders who have existing stock certificates will receive written instructions by mail from the Company’s transfer agent, Wells Fargo Shareowner Services, regarding the exchange of outstanding pre-split stock certificates for post-split stock certificates.

The Company’s new CUSIP number is 51206P 208.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of shareholders was held on September 9, 2014 in Minnetonka, Minnesota, at which the shareholders voted on the following:

Proposal One: A proposal to elect five (5) directors of the Company for a term until the next Annual Meeting of shareholders, or until his successor is elected and shall have been qualified.

Director	Votes For	Votes Withheld	Broker Non-Votes
Lyle Berman	10,783,033	3,823,067	8,190,830
Timothy J. Cope	10,794,865	3,811,235	8,190,830
Neil I. Sell	10,740,337	3,865,763	8,190,830
Ray M. Moberg	10,735,673	3,870,427	8,190,830
Larry C. Barenbaum	10,805,562	3,800,538	8,190,830

Proposal Two: A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the proxy statement. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
12,684,016	1,764,971	157,113	8,190,830

Proposal Three: A proposal to ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, to serve as the independent registered public accounting firm of the Company for the 2014 fiscal year. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
21,770,927	485,595	540,408	-

Proposal Four: The shareholder proposal requesting the Company’s Board of Directors to submit the shareholder rights plan to a vote of the shareholders, to rescind the rights plan if not so approved, and to refrain from adopting any similar plan without first obtaining shareholder approval. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,877,009	8,443,058	1,286,033	8,190,830

Item 8.01     Other Events.

On September 9, 2014, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On September 12, 2014, the Company issued a press release announcing the arbitration award in the Argovitz v. Lakes Entertainment, Inc., et al arbitration matter. The Company expects to recognize an expense in the amount of approximately $2.4 million during the third quarter of 2014 related to this award. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

3.1	Articles of Amendment, as filed with the Minnesota Secretary of State on September 9, 2014

99.1	Press Release, dated September 9, 2014

99.2	Press Release, dated September 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: September 12, 2014	/s/ Timothy J. Cope
Name: Timothy J. Cope Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment, as filed with the Minnesota Secretary of State on September 9, 2014

99.1	Press Release, dated September 9, 2014

99.2	Press Release, dated September 12, 2014